EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Three and Six Months Ended March 27, 2021

CONCORD, Mass., May 07, 2021 (GLOBE NEWSWIRE) -- Technical Communications Corporation (OTCQB: TCCO) today announced its results for the three and six months ended March 27, 2021. The Company reported a net loss of $(329,000), or $(0.18) per share, on revenue of $617,000 for the quarter ended March 27, 2021, compared to a net loss of $(361,000), or $(0.20) per share, on revenue of $723,000 for the quarter ended March 28, 2020. For the six months ended March 27, 2021, the Company reported a net loss of $(671,000), or $(0.36) per share, on revenue of $783,000, compared to a net loss of $(842,000), or $(0.46) per share, on revenue of $1,389,000 for the six months ended March 28, 2020.

Carl H. Guild Jr., President and CEO of Technical Communications Corporation, commented, “The COVID-19 pandemic continues to have a negative impact on our business, although we are seeing progress toward the resumption of the procurement process with our customers. We will continue to work closely with these customers in order to be able to move quickly once they are in a position to place orders. We have seen evidence that certain countries are beginning to loosen restrictions, and TCC is preparing to move forward with in-person product demonstrations and other on-site sales efforts as soon as it is allowed and safe.”

Assisting these efforts is a $1,000,000 revolving demand loan TCC received from Mr. Guild on May 6, 2021. The purpose of the loan is to provide working capital to the Company.

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in over 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein that are not purely historical constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the impact of the COVID-19 pandemic (including on customers) and governmental responses thereto; the effect of domestic and foreign political unrest; domestic and foreign government policies and economic conditions; changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 26, 2020 and its Quarterly Report on Form 10-Q for the quarter ended December 26, 2020 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	3/27/2021	3/28/2020
	(Unaudited)	(Unaudited)
Net revenue	$617,000	$723,000
Gross profit	264,000	309,000
S, G & A expense	396,000	513,000
Product development costs	194,000	157,000
Operating loss	(327,000)	(361,000)
Net loss	(329,000)	(361,000)
Net loss per share:
Basic	$(0.18)	$(0.20)
Diluted	$(0.18)	$(0.20)

	Six Months Ended
	3/27/2021	3/28/2020
	(Unaudited)	(Unaudited)
Net revenue	$783,000	$1,389,000
Gross profit	387,000	618,000
S, G & A expense	942,000	1,097,000
Product development costs	587,000	362,000
Operating loss	(1,141,000)	(842,000)
Grant income	474,000	-
Net loss	(671,000)	(842,000)
Net loss per share:
Basic	$(0.36)	$(0.46)
Diluted	$(0.36)	$(0.46)

Condensed consolidated balance sheets

		9/26/2020
	3/27/2021	(derived from audited
	(Unaudited)	financial statements)
Cash and cash equivalents	$566,000	$1,514,000
Accounts receivable - trade	189,000	134,000
Inventory	1,122,000	902,000
Other current assets	155,000	154,000
Total current assets	2,032,000	2,704,000
Property and equipment, net	8,000	19,000
Right-of-use asset	484,000	559,000

Total assets	$2,524,000	$3,281,000

Current operating lease liability	$155,000	$152,000
Deferred liability	474,000	474,000
Accounts payable	195,000	66,000
Customer deposits	94,000	162,000
Accrued expenses and other current liabilities	407,000	406,000
Total current liabilities	1,325,000	1,360,000

Long term operating lease liability	328,000	407,000
Notes payable	150,000	150,000

Total liabilities	1,803,000	1,917,000
Total stockholders’ equity	721,000	1,364,000
Total liabilities and stockholders’ equity	$2,524,000	$3,281,000

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com